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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-4 of BB&T Corporation of our report, dated January 16, 1998, on our audits of the consolidated financial statements of MainStreet Financial Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the 1997 Annual Report on Form 10-K filed by MainStreet Financial Corporation, and our report, dated October 22, 1998, on our audit of the supplemental consolidated financial statements of MainStreet Financial Corporation, as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Form 8-K, dated October 23, 1998, filed by MainStreet Financial Corporation. We also consent to the reference to our firm under the caption "Experts."


                                    /s/ PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina
December 9, 1998